Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT (this “Amendment”), dated as of April 20, 2025, to the AGREEMENT AND PLAN OF MERGER (the “Agreement” and as amended by this Amendment, the “Amended Agreement”), dated as of February 6, 2025, by and among Alumis Inc., a Delaware corporation (“Parent”), Arrow Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and ACELYRIN, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement;

WHEREAS, Section 8.2 of the Agreement provides that, at any time prior to the Effective Time, the Agreement may be amended, modified or supplemented solely in writing by the Parties; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, and pursuant to Section 8.2 of the Agreement, the Parties desire to amend certain terms of the Agreement by entering into this Amendment.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

1.	Amendment to the Agreement. Section 2.1(a) of the Agreement shall be amended and restated in its entirety as follows:

“Exchange Ratio; Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company (including in treasury) or any of its Subsidiaries or Parent or any of its Subsidiaries, if any (each such Share, an “Excluded Share” and, collectively, “Excluded Shares”)) shall be converted into the right to receive 0.4814 shares of Parent Common Stock, without interest thereon (the number of shares of Parent Common Stock in exchange for each Share, the “Exchange Ratio” and the consideration to be received in respect of such Share, the “Merger Consideration”).”

2.	Representations and Warranties of the Company.

The Company hereby represents and warrants to Parent as follows:

(a)  The Company has all requisite corporate power and authority to execute and deliver this Amendment. On or prior to the date of this Amendment, the Company Transaction Committee adopted resolutions, by vote at a meeting duly called: (i) determining that the Amended Agreement and the transactions contemplated by the Amended Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (ii) recommending to the Company Board that it approve the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated by the Amended Agreement, including the Merger, (iii) recommending to the Company Board that it direct that the Amended Agreement be submitted to the Company’s stockholders for adoption and (iv) recommending to the Company Board that it recommend that the stockholders of the Company adopt the Amended Agreement. As of the date of this Amendment, such resolutions have not been amended or withdrawn. On or prior to the date of this Amendment, the Company Board adopted resolutions, by vote at a meeting duly called: (A) determining that the Amended Agreement and the transactions contemplated by the Amended Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (B) approving the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated by the Amended Agreement, including the Merger, (C) directing that the Amended Agreement be submitted to the Company’s stockholders for adoption and (D) recommending that the stockholders of the Company adopt the Amended Agreement. As of the date of this Amendment, such resolutions have not been amended or withdrawn.

[Signature Page to Merger Agreement]

(b)  The Company has duly executed and delivered this Amendment and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Amendment constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

3.	Representations and Warranties of Parent and Merger Sub.

Parent hereby represents and warrants to the Company as follows:

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Amendment. On or prior to the date of this Amendment, the Parent Special Committee has adopted resolutions, by vote at a meeting duly called: (i) determining that the Amended Agreement and the transactions contemplated by the Amended Agreement, including the Merger, are advisable, fair to and in the best interests of Parent and its stockholders, (ii) recommending to the Parent Board that it approve the Merger and the transactions contemplated by the Amended Agreement, including the Parent Share Issuance, and (iii) recommending to the Parent Board that it submit, and recommending the approval of the Parent Share Issuance, to Parent’s stockholders for approval at the Parent Stockholders Meeting. On or prior to the date of this Amendment, the Parent Board has adopted resolutions, by vote at a meeting duly called: (i) determining that the Amended Agreement and the transactions contemplated by the Amended Agreement are advisable, fair to and in the best interests of Parent and its stockholders, (ii) approving the Merger and the transactions contemplated by the Amended Agreement, including the Parent Share Issuance, (iii) resolving to submit the Parent Share Issuance to Parent’s stockholders for approval at the Parent Stockholder Meeting and (iv) recommending that the stockholders of Parent approve the Parent Share Issuance in connection with the Merger. As of the date of this Amendment, such resolutions have not been amended or withdrawn.

(b) Parent and Merger Sub have duly executed and delivered this Amendment and, assuming the due authorization, execution and delivery by the Company, this Amendment constitutes its legal, valid and binding obligation, enforceable against Parent, in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

4.	General Provisions.

a.	All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended or supplemented by this Amendment, (i) no waivers with respect to the Agreement or the obligations thereunder are hereby being made, granted or consented to by the Parties and (ii) all of the terms of the Agreement shall remain unchanged and in full force and effect, and are hereby incorporated by reference into this Amendment.

b.	This Amendment and the Agreement (and any Exhibit, Annex, Appendix or Schedule thereto, the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement and the other documents and instruments executed pursuant thereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

c.	The provisions of Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.7, Section 8.8, Section 8.10, Section 8.12 and Section 8.14 of the Agreement shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

ALUMIS INC.

By:	/s/ Martin Babler
	Name:	Martin Babler
	Title:	Chief Executive Officer

ARROW MERGER SUB, INC.

By:	/s/Sara Klein
	Name:	Sara Klein
	Title:	President

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

ACELYRIN, INC.

By:	/s/Mina Kim
	Name:	Mina Kim
	Title:	Chief Executive Officer

[Signature Page to Amendment to the Agreement and Plan of Merger]